UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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                            CTB International Corp.
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               (Name of Registrant as Specified in Its Charter)

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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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The following press release was issued by CTB International Corp. on August 19,
2002.


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                                    CTB
                            INTERNATIONAL CORP.
                            COMPANY LETTERHEAD


FOR IMMEDIATE RELEASE                                       RELEASE #020819BH

Contact: Don Steinhilber, Vice President and Chief Financial Officer,
         (574) 658-4191


                  CTB INTERNATIONAL CORP. ANNOUNCES AGREEMENT
                     TO BE ACQUIRED BY BERKSHIRE HATHAWAY

MILFORD, Ind., August 19, 2002 - CTB International Corp. (NASDAQ: CTBC), a worldwide leader in equipment for the poultry, hog, egg production and grain industries, announced today it had signed a definitive merger agreement with Berkshire Hathaway Inc. (NYSE: BRK.A, BRK.B). Under the terms of the merger agreement, CTB shareholders will receive $12.75 per share in cash. The company said the total value of the transaction, including approximately $40 million of assumed debt, was approximately $180 million. Upon completion of the transaction, CTB will become a wholly owned subsidiary of Berkshire Hathaway.

Victor A. Mancinelli, CTB's president and chief executive officer, hailed the agreement as a significant step forward for the company. "The deal enables us to find an outstanding permanent home for this business," he said. "It's good for our customers, our loyal employees and managers, and the local communities in which we operate, as well as providing an assured return on our shareholders' investments.

"As a small-capitalization, public company with limited research coverage, we were not widely followed by public market investors. Berkshire Hathaway, one of only eight AAA rated companies, will provide us improved access to capital to support our longer term growth strategy."

Warren Buffett, chief executive officer of Berkshire Hathaway, also expressed enthusiasm for the transaction. "This is a strong company with great American values. It has an excellent franchise, strong market share in a basic industry and top-flight management," he said.


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                                     2

The merger agreement is subject to approval of a majority of CTB's shareholders and regulatory approvals. The transaction is expected to close in the fourth quarter of this year.

American Securities Capital Partners (ASCP), the Chocola family, who are descendents of CTB's founder Howard Brembeck, and certain members of management have entered into a shareholders agreement with Berkshire Hathaway pursuant to which they have agreed to vote their shares under their control representing more than 55 percent of outstanding shares in favor of the transaction.

American Securities Capital Partners, a New York-based private-equity investment firm, acquired a controlling interest in CTB principally from the Brembeck family in January 1996, and assisted the company in completing an initial public offering in August 1997. ASCP currently controls 4.6 million shares, or 42 percent of the shares outstanding.

Chris Chocola, company chairman and grandson of Howard Brembeck, noted, "We orginally partnered with American Securities in hopes of building the company my grandfather founded and preserving its legacy as it transitioned from a family business. American Securities has been a great partner to the Company and to our family. With their support, CTB has completed ten acquisitions and an initial public offering. We are confident that CTB will continue to flourish with Berkshire Hathaway's guidance and are very pleased with this outcome."

Michael Fisch, president of ASCP, said that CTB had achieved more than 68 percent growth in sales since 1995, growing to more than $230 million in 2001. Its net earnings have risen nearly 120 percent during that same time from approximately $6.5 million in 1995 to over $14 million last year, while substantially all of the debt incurred to acquire CTB has been repaid.

Fisch said that, given the troubled equity market of late, ASCP was pleased with the price that Berkshire is paying to shareholders.

"This is a very thinly traded stock with a small float," he noted. "If any investor buys or sells even a small block of stock, as has happened, the stock price can move materially."


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                                     3

Fisch said CTB had also been a great investment for ASCP and its investors. "At the $12.75 acquisition price, our partners will achieve a very substantial return on their initial investment."

Fisch is a member of the CTB board, as are two other managing directors of ASCP, Charles Klein and David Horing.

Bear, Stearns & Co. Inc., Credit Suisse First Boston Corporation and George K. Baum & Company acted as financial advisors to the company.


CTB is a leading designer, manufacturer and marketer of equipment and systems for the poultry, hog, egg production and grain industries. It has more than 1,300 employees and has facilities throughout the United States, Europe and Latin America and a worldwide distribution network. (For more information, see www.ctbinc.com.)

Berkshire Hathaway is a holding company owning subsidiaries engaged in a number of diverse business activities. The most important of these is the property and casualty insurance business conducted on both a direct and reinsurance basis through a number of subsidiaries. (See www.berkshirehathaway.com.)

American Securities Capital Partners is the private-equity investment arm of American Securities, a family office founded in 1947 by the late William Rosenwald, to manage his share of his family's Sears Roebuck fortune. ASCP is currently investing its third private-equity investment fund with outside investors, a fund with commitments of $650 million that was raised in 2001. (See www.american-securities.com.)

                                   # # #

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
In addition to historical information, this document contains certain statements representing CTB International Corp.'s expectations or beliefs concerning future events. These statements are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a safe harbor for such statements. The use of words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "could," "may," "will" or similar expressions are intended to identify these statements. CTB's actual results could differ materially


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from those expressed or implied by such forward-looking statements. CTB cautions that these statements are further qualified by other important factors, including, but not limited to those set forth in the CTB's Form 10-K filing and its other filings with the Securities and Exchange Commission. CTB undertakes no obligation to release publicly any revisions to forward-looking statements in this document to reflect new circumstances or unanticipated events as they occur.

CTB International Corp., will file a proxy statement and other documents regarding the proposed merger described in this press release with the U.S. Securities and Exchange Commission (SEC). Investors and security holders are urged to read the proxy statement when it becomes available, because it will contain important information about CTB, the proposed transaction and related matters. A definitive proxy statement will be sent to security holders of CTB seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by CTB with the SEC at the SEC's web site at www.sec.gov.

CTB and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of CTB shareholders to approve the proposed merger. Such individuals may have interests in the merger, including as a result of holding options or shares of CTB stock. Berkshire Hathaway may also be deemed a participant in such solicitation by virtue of its execution of the definitive merger agreement and shareholders agreement. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement that will be filed by CTB with the SEC.

The definitive proxy statement (when available) and other related SEC documents may also be obtained free of cost by directing a request to the following investor relations contact:

Susan Hight
Manager of Corporate Communications
CTB International Corp.
(574) 658-4191